SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 26, 2009

LiveWire Mobile, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation or Organization)

0-23282	04-2814586
(Commission File Number)	(I.R.S. Employer Identification No.)

One Monarch Drive, Suite 203, Littleton, Massachusetts	01460
(Address of Principal Executive Offices)	(Zip Code)

(978) 742-3100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

Today the Company issued a press release announcing that its 2009 Annual Meeting of Stockholders (“2009 Annual Meeting”) will be held on May 27, 2009. The Company had previously announced in its proxy statement for the 2008 Annual Meeting of Stockholders that the 2009 Annual Meeting was to be held on April 30, 2009. Exhibit 99.1 sets forth the text of the Company’s announcement.

The Company’s bylaws require that the Company be given advance notice of stockholder nominations for election to its Board of Directors, other than nominations for inclusion in the Company’s proxy statement and form of proxy in accordance with Rule 14a-8 under the Securities Exchange Act of 1934. The required notice must be delivered by a stockholder and received by the Secretary of the Company not later than 80 days before the annual meeting or ten days after the day notice of the annual meeting is communicated to stockholders if the date of such annual meeting is not publicly announced by the Company more than 90 days prior to the meeting. Stockholders who wish to make a nomination at the 2009 Annual Meeting, other than one to be included in the Company’s proxy statement and form of proxy, should notify the Company no later than March 8, 2009.

The information contained herein, including the exhibit attached and incorporated herein by reference, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Title
99.1	Press Release dated as of February 26, 2009	LiveWire Mobile, Inc. Announces 2009 Annual Shareholder Meeting Date

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEWIRE MOBILE, INC.

February 26, 2009	By:	/s/ Joel Hughes
	Name:	Joel Hughes
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Title
99.1	Press Release dated as of February 26, 2009	LiveWire Mobile, Inc. Announces 2009 Annual Shareholder Meeting Date